Exhibit 4

Nissin Information

November 20, 2003

     (The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.)

     Dear investors

     We are delighted to inform you that Nissin Co., Ltd. (“Nissin”) has agreed to accept a third-party stock allocation from Venture Link Co., Ltd. (“Venture Link”), a supporter of franchisees in the service industry, on November 28, 2003. The two companies have also agreed to carry out joint business development activities in the future.

     The tie-up also reflects our effort to promote our “Financial OEM” strategy.

     Nissin will continue to strive to improve asset quality and fulfill the needs of the owners of small businesses by promoting “Financial OEM” strategy.

1.	Details of the Capital Tie-up and the Business Alliance

     (1) Reasons for and Details of the Business Alliance

     Aiming to become a new type of non-bank that offers total financial solutions, Nissin has strongly promoted a financial version of an OEM strategy (to respond to business owners’ financial needs by promoting alliances with firms in and outside its industry, and combine the brand values and customer bases of our alliance partners with Nissin’s credit expertise.)

     The Venture Link Group provides financial support to franchise member stores through initiatives such as tie-ups with banks to provide financing to franchise member stores, and services such as leasing and credit tools. Since this business area and Nissin’s small business owner loan business share a common customer base, new business opportunities that combine Nissin’s know-how with Venture Link’s marketing base will arise.

     The agreement will require Nissin to provide financial services (financing, installment, leasing, rent guarantees and credit improvement services in connection with business transactions, etc.) to Venture Link’s franchise member stores.

     Please note, however, that the two companies have only agreed in concept to form a business alliance and therefore, specific alliance opportunities will be discussed in further detail in the coming months.

     (2) Details of the Capital Tie-up

     Nissin has agreed to accept 4,878,000 (about ¥2 billion) of Venture Link’s new shares (total amount of which will be about ¥7 billion for 17,073,200 shares) to be issued by Venture Link. As a result, Nissin will hold a 5.5% stake in Venture Link after the transaction is completed.

     Nissin is also set to accept approximately ¥3 billion worth of convertible bonds of Venture Link that are to be issued during December 2003. However, details of this specific transaction have not yet been finalized.

     (For details please refer to the press release made on November 12, 2003.)

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
I R homepage address: http://nissin.web-ir.jp/
Investors Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-5099, E-mail: info-ir@nissin-f.co.jp

Nissin Information

2.	Business Results for October 2003

     The business results for October 2003 are as follows:

Loans outstanding

	(Unit: million yen)
	02/10	03/10	YoY

Consumer loans & VIP loans	44,766	37,618	-16.0%
Consumer loans	35,228	27,399	-22.2%
VIP loans	9,538	10,219	+7.1%
Wide loans	61,057	61,245	+0.3%
Small business owner loans & Business Timely loans	64,460	74,240	+15.2%
Small business owner loans	46,990	56,343	+19.9%
Business Timely loans	17,470	17,896	+2.4%
Secured loans	1,171	1,481	+26.4%
Notes receivable	11	250	—
Total loans outstanding	171,467	174,836	+2.0%

†Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

     (For details please refer to the monthly data for October 2003)

3.	Earning Results Release Conference for the six months ended September 30, 2003

     We held the Earning Results Release Conference for the six months ended September 30, 2003 on November 10, 2003. You can see a live feed of the conference in Japanese at our homepage.

NISSIN CO., LTD 163-1525 SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
I R homepage address: http://nissin.web-ir.jp/
Investors Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-5099, E-mail: info-ir@nissin-f.co.jp

NISSIN CO., LTD.(8571)
Monthly Data for October 2003

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of accounts and loans receivable

Month-end number of accounts

	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	105,548	104,272	103,118	102,040	101,363	96,224	95,645
Consumer loans	93,925	92,501	91,177	89,949	89,081	83,992	83,303
VIP loans	11,623	11,771	11,941	12,091	12,282	12,232	12,342
Wide loans	36,654	36,876	36,905	36,795	36,774	36,336	36,238
Small business owner loans + Business Timely loans	38,291	38,697	39,115	39,608	40,035	39,641	39,995
Small business owner loans	23,735	24,018	24,281	24,506	24,638	24,407	24,557
Business Timely loans	14,556	14,679	14,834	15,102	15,397	15,234	15,438
Secured loans	308	307	301	293	294	284	280
Notes receivable	26	28	18	42	64	76	101

Total number of accounts	180,827	180,180	179,457	178,778	178,530	172,561	172,259

Month-end loans receivable

										(amounts in thousands of yen)
	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	40,596,020	40,268,778	39,889,333	39,543,543	39,411,040	37,797,051	37,618,932
Consumer loans	30,889,062	30,452,714	29,963,871	29,511,733	29,242,186	27,668,436	27,399,716
VIP loans	9,706,957	9,816,063	9,925,462	10,031,809	10,168,854	10,128,615	10,219,216
Wide loans	64,029,194	64,107,607	63,709,664	63,076,338	62,764,011	61,686,941	61,245,833
Small business owner loans + Business Timely loans	71,679,353	72,262,394	72,648,648	72,924,617	73,288,872	72,301,179	74,240,269
Small business owner loans	54,377,417	54,883,486	55,168,041	55,247,042	55,326,638	54,600,144	56,343,807
Business Timely loans	17,301,936	17,378,907	17,480,606	17,677,574	17,962,234	17,701,034	17,896,462
Secured loans	1,557,641	1,543,030	1,508,342	1,471,605	1,496,823	1,526,469	1,481,220
Notes receivable	14,218	16,245	11,045	130,538	184,124	216,585	250,139

Total loans receivable	177,876,428	178,198,056	177,767,034	177,146,642	177,144,873	173,528,227	174,836,396

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Trend in the number of applications, number of approvals and approval ratio by product

	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04	Total

Consumer loans
Applications	2,735	3,010	3,372	3,118	2,773	2,840	2,766						20,614
Approvals	683	678	726	713	766	806	745						5,117
Approval ratio	24.97%	22.52%	21.53%	22.87%	27.62%	28.38%	26.93%						24.82%
VIP loans
Applications	238	285	307	310	281	272	253						1,946
Approvals	217	272	287	286	264	248	221						1,795
Approval ratio	91.18%	95.44%	93.49%	92.26%	93.95%	91.18%	87.35%						92.24%
Wide loans
Applications	1,022	1,169	929	864	787	903	826						6,500
Approvals	816	904	775	671	651	641	653						4,458
Approval ratio	79.84%	77.33%	83.42%	77.66%	82.72%	70.99%	79.06%						68.58%
Small business owner loans
Applications	660	675	661	640	515	477	549						4,177
Approvals	578	579	581	553	434	417	464						3,606
Approval ratio	87.58%	85.78%	87.90%	86.41%	84.27%	87.42%	84.52%						86.33%
Business Timely loans
Applications	1,136	1,253	1,666	1,655	1,544	1,454	1,422						10,130
Approvals	473	600	772	714	631	610	618						4,418
Approval ratio	41.64%	47.89%	46.34%	43.14%	40.87%	41.95%	43.46%						43.61%
Secured loans
Applications	5	5	10	1	7	10	7						45
Approvals	3	4	5	1	7	5	3						28
Approval ratio	60.00%	80.00%	50.00%	100.00%	100.00%	50.00%	42.86%						62.22%
Notes receivable
Applications	10	8	2	31	46	34	52						183
Approvals	5	8	2	31	26	25	49						146
Approval ratio	50.00%	100.00%	100.00%	100.00%	56.52%	73.53%	94.23%						79.78%

* 1	The figures for Consumer loans do not include applications and approvals through tie-up companies.

* 2	The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent loans by default days for the years ended October 31, 2001, 2002 and 2003

October 31, 2001

					(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,694,373,749	3.70	509,872,404	1.11	350,128,182	0.76	17,068,883	0.04	877,069,469	1.91	45,827,294,996
Wide loans	2,567,482,718	4.94	468,910,383	0.90	295,371,245	0.57	590,938,548	1.14	1,355,220,176	2.61	51,926,824,221
Small business owner loans	2,297,961,731	7.01	398,419,416	1.21	235,562,745	0.72	619,835,866	1.89	1,253,818,027	3.82	32,797,800,427
Business Timely loans	283,245,364	2.11	112,862,978	0.84	65,429,996	0.49	936,626	0.01	179,229,600	1.34	13,411,416,664
Secured loans	239,979,150	15.20	25,833,315	1.64	13,672,513	0.87	148,659,372	9.41	188,165,200	11.92	1,578,994,108
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,076,802

Total	7,083,042,712	4.87	1,515,898,496	1.04	960,164,681	0.66	1,377,439,295	0.95	3,853,502,472	2.65	145,557,407,218

October 31, 2002

							(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,827,133,980	4.08	603,057,392	1.35	365,259,778	0.82	18,341,843	0.04	986,659,013	2.20	44,766,223,345
Wide loans	3,423,604,998	5.61	374,564,972	0.61	272,999,786	0.45	868,287,954	1.42	1,515,852,712	2.48	61,057,967,625
Small business owner loans	3,488,060,997	7.42	392,614,820	0.84	285,205,988	0.61	839,140,621	1.79	1,516,961,429	3.23	46,990,119,901
Business Timely loans	507,184,488	2.90	158,530,780	0.91	124,002,154	0.71	4,264,051	0.02	286,796,985	1.64	17,470,052,375
Secured loans	299,885,865	25.59	12,707,825	1.08	28,155,646	2.40	162,003,073	13.82	202,866,544	17.31	1,171,896,463
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	11,657,337

Total	9,545,870,328	5.57	1,541,475,789	0.90	1,075,623,352	0.63	1,892,037,542	1.10	4,509,136,683	2.63	171,467,917,046

October 31, 2003

							(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,531,017,020	4.07	495,537,259	1.32	329,939,518	0.88	3,662,887	0.01	829,139,664	2.20	37,618,932,888
Wide loans	4,640,735,066	7.58	569,206,427	0.93	451,062,658	0.74	1,268,658,175	2.07	2,288,927,260	3.74	61,245,833,614
Small business owner loans	4,823,021,070	8.56	489,191,090	0.87	351,602,313	0.62	1,466,734,596	2.60	2,307,527,999	4.10	56,343,807,191
Business Timely loans	693,329,941	3.87	222,724,135	1.24	162,232,527	0.91	0	0.00	384,956,662	2.15	17,896,462,163
Secured loans	250,917,520	16.94	2,660,088	0.18	10,204,429	0.69	170,314,463	11.50	183,178,980	12.37	1,481,220,332
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	250,139,924

Total	11,939,020,617	6.83	1,779,318,999	1.02	1,305,041,445	0.75	2,909,370,121	1.66	5,993,730,565	3.43	174,836,396,112

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Delinquent loans by default days for the month ended August 31, September 30 and October 31, 2003

August 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,626,039,989	6.66	579,882,259	1.47	350,294,832	0.89	957,512,697	2.43	1,887,689,788	4.79	39,411,040,697
Wide loans	5,351,008,550	8.53	516,792,163	0.82	497,393,241	0.79	1,538,116,298	2.45	2,552,301,702	4.07	62,764,011,837
Small business owner loans	5,627,095,603	10.17	498,578,747	0.90	576,305,088	1.04	1,767,578,320	3.19	2,842,462,155	5.14	55,326,638,526
Business Timely loans	1,000,274,227	5.57	216,744,630	1.21	143,004,996	0.80	371,236,278	2.07	730,985,904	4.07	17,962,234,164
Secured loans	287,172,129	19.19	15,435,970	1.03	12,468,494	0.83	210,506,130	14.06	238,410,594	15.93	1,496,823,681
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	184,124,430

Total	14,891,590,498	8.41	1,827,433,769	1.03	1,579,466,651	0.89	4,844,949,723	2.74	8,251,850,143	4.66	177,144,873,335

September 30, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,627,877,593	4.31	564,530,606	1.49	6,135,252	0.02	12,040,558	0.03	582,706,416	1.54	37,797,051,760
Wide loans	4,936,236,445	8.22	508,285,848	0.88	346,789,769	0.69	1,160,342,359	2.25	2,413,484,862	3.83	61,686,941,703
Small business owner loans	5,022,296,708	9.20	431,028,712	0.79	335,632,352	0.61	1,367,593,495	2.50	2,134,254,559	3.91	54,600,144,959
Business Timely loans	532,377,362	3.01	192,849,642	1.09	0	0.00	1,959,927	0.01	194,809,569	1.10	17,701,034,823
Secured loans	252,721,710	16.56	9,131,803	0.60	14,323,524	0.94	187,128,951	12.26	210,584,278	13.80	1,526,469,229
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	216,585,395

Total	12,371,509,818	7.13	1,705,826,611	0.98	702,880,897	0.41	2,729,065,290	1.57	5,535,829,684	3.19	173,528,227,869

October 31, 2003											(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	1,531,017,020	4.07	495,537,259	1.32	329,939,518	0.88	3,662,887	0.01	829,139,664	2.20	37,618,932,888
Wide loans	4,640,735,066	7.58	569,206,427	0.93	451,062,658	0.74	1,268,658,175	2.07	2,288,927,260	3.74	61,245,833,614
Small business owner loans	4,823,021,070	8.56	489,191,090	0.87	351,602,313	0.62	1,466,734,596	2.60	2,307,527,999	4.10	56,343,807,191
Business Timely loans	693,329,941	3.87	222,724,135	1.24	162,232,527	0.91	0	0.00	384,956,662	2.15	17,896,462,163
Secured loans	250,917,520	16.94	2,660,088	0.18	10,204,429	0.69	170,314,463	11.50	183,178,980	12.37	1,481,220,332
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	250,139,924

Total	11,939,020,617	6.83	1,779,318,999	1.02	1,305,041,445	0.75	2,909,370,121	1.66	5,993,730,565	3.43	174,836,396,112

* The figures in “Total” loans do not include “1 day or more overdue” loans.

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Newly contracted accounts and loan amounts by application channels

August, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	9	3,300	0	0	23	76,500	23	17,030	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	10	37,500	6	9,500	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	41	12,640	0	0	10	31,800	119	87,030	0	0
Other	1,027	350,274	651	1,633,400	391	1,133,300	323	245,152	7	52,800

Total	1,077	366,214	651	1,633,400	434	1,279,100	471	358,712	7	52,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	55	96,830
Shinsei Business Finance Co., Ltd.	0	0	16	47,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	170	131,470
Other	23	54,517	2,422	3,469,443

Total	23	54,517	2,663	3,744,743

September, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	10	3,700	1	2,000	25	72,300	24	18,050	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	3	13,000	8	11,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	36	9,350	0	0	11	39,800	101	73,950	0	0
Other	1,059	355,781	640	1,610,430	378	1,161,828	384	290,939	5	409,300

Total	1,105	368,831	641	1,612,430	417	1,286,928	517	393,939	5	409,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	60	96,050
Shinsei Business Finance Co., Ltd.	0	0	11	24,000
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	148	123,100
Other	18	56,937	2,484	3,885,215

Total	18	56,937	2,703	4,128,365

October, 2003									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	12	5,100	0	0	26	91,700	23	16,690	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	10	25,500	6	6,200	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	21	5,900	0	0	22	80,700	92	65,310	1	5,000
Other	985	316,285	653	1,680,870	406	2,843,070	344	249,191	2	8,800

Total	1,018	327,285	653	1,680,870	464	3,040,970	465	337,391	3	13,800

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	61	113,490
Shinsei Business Finance Co., Ltd.	0	0	16	31,700
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	136	156,910
Other	23	72,492	2,413	5,170,708

Total	23	72,492	2,626	5,472,808

† Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end number of accounts and loans receivable by application channels

August 31, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	212	78,710	2	3,037	381	987,172	191	194,215	0	0
Shinsei Business Finance Co., Ltd.	2	558	0	0	59	210,976	34	51,314	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	85	27,537	0	0	79	295,002	346	294,523	0	0
Other	101,064	39,304,234	36,772	62,760,974	24,119	53,833,487	14,826	17,422,179	294	1,496,823

Total	101,363	39,411,040	36,774	62,764,011	24,638	55,326,638	15,397	17,962,234	294	1,496,823

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	786	1,263,136
Shinsei Business Finance Co., Ltd.	0	0	95	262,849
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	510	617,063
Other	64	184,124	177,139	175,001,823

Total	64	184,124	178,530	177,144,873

September 30, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	220	80,821	3	4,981	386	990,675	210	212,035	0	0
Shinsei Business Finance Co., Ltd.	2	543	0	0	61	215,060	38	56,410	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	119	36,373	0	0	85	316,273	440	383,883	0	0
Other	95,883	37,679,313	36,333	61,681,959	23,875	53,078,136	14,546	17,048,705	284	1,526,469

Total	96,224	37,797,051	36,336	61,686,941	24,407	54,600,144	15,234	17,701,034	284	1,526,469

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	819	1,288,514
Shinsei Business Finance Co., Ltd.	0	0	101	272,014
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	644	736,530
Other	76	216,585	170,997	171,231,169

Total	76	216,585	172,561	173,528,227

October 31, 2003	(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	230	83,648	3	4,923	404	1,045,785	231	234,682	0	0
Shinsei Business Finance Co., Ltd.	2	519	0	0	69	230,482	43	58,451	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)†	139	42,195	0	0	102	373,595	518	465,118	1	5,000
Other	95,274	37,492,569	36,235	61,240,909	23,982	54,693,943	14,646	17,138,209	279	1,476,220

Total	95,645	37,618,932	36,238	61,245,833	24,557	56,343,807	15,438	17,896,462	280	1,481,220

[Additional columns below]

[Continued from above table, first column(s) repeated]

			(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	868	1,369,040
Shinsei Business Finance Co., Ltd.	0	0	114	289,453
Telemarketing (Shinsei Business Finance Co., Ltd.)†	0	0	760	885,909
Other	101	250,139	170,517	172,291,991

Total	101	250,139	172,259	174,836,396

* Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

† Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end breakdown of borrowings and borrowing rates

Breakdown of borrowings by lender

					( amounts in millions of yen )
	October 31, 2003		March 31, 2003		October 31, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Indirect	94,260	67.43%	104,920	68.85%	100,015	69.69%
Bank	66,538	47.60%	68,704	45.08%	70,163	48.89%
Life insurance companies	125	0.09%	200	0.13%	237	0.16%
Non-life insurance companies	1,624	1.16%	2,327	1.53%	2,339	1.63%
Other financial institutions	25,973	18.58%	33,688	22.11%	27,276	19.01%
Direct	45,522	32.57%	47,474	31.15%	43,495	30.31%

Total	139,782	100.00%	152,394	100.00%	143,510	100.00%

Borrowings by maturity

					( amounts in millions of yen )
	October 31, 2003		March 31, 2003		October 31, 2002

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Short-term loan	5,600	4.01%	5,500	3.61%	5,050	3.58%
Long-term loan	134,181	95.99%	146,894	96.39%	138,460	96.42%
Long-term loan within 1 year	62,268	44.55%	54,666	35.87%	52,376	37.07%
Long-term loan over 1 year	71,912	51.45%	92,228	60.52%	86,084	59.35%

Total	139,782	100.00%	152,394	100.00%	143,510	100.00%

Borrowing rates

			(%)
	October 31, 2003	March 31, 2003	October 31, 2002

Indirect	2.40	2.43	2.44
Bank	2.34	2.38	2.44
Life insurance companies	2.33	2.34	2.34
Non-life insurance companies	2.90	2.79	2.93
Other financial institutions	2.52	2.51	2.55
Direct	2.18	2.31	2.29

Total	2.33	2.39	2.42